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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the Registration Statement on Form S-8 of Paravant Inc. of our report dated November 10, 2000, relating to the consolidated balance sheets of Paravant Inc. and subsidiaries as of September 30, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for the years then ended, which report appears in the September 30, 2000 Annual Report on Form 10-KSB of Paravant Inc.


/s/ KPMG LLP


KPMG LLP

Short Hills, New Jersey
June 20, 2001